                                                                    EXHIBIT 11.1

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

  11.1 Calculation of weighted average shares outstanding.

                                                              Three Months Ended                  Nine Months Ended
                                                                 September 30,                      September 30,
                                                       -----------------------------      -------------------------------
                                                            1997            1996               1997              1996
                                                       -------------   -------------      -------------      ------------

Weighted average shares outstanding during period       15,495,094        15,264,394        15,390,308        15,253,617

Treasury stock                                            (767,494)         (767,494)         (767,494)         (729,300)

Dilutive effect of stock options,
       (using the treasury stock method)                 1,499,955           331,654         1,354,912           278,664
                                                       -----------     -------------       -----------      ------------


Weighted Average Common and Common Equivalent
       Shares Outstanding                               16,227,555        14,828,554        15,977,726        14,802,981
                                                       ===========     =============       ===========      ============


                                       14